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                                                                  EXHIBIT 5.2

                    CONSENT OF CASSELS BROCK & BLACKWELL LLP

                  We hereby consent to the reference to our opinions contained under "Eligibility for Investment" and "Canadian Federal Income Tax Considerations" in the Registration Statement on Form F-10 of Central Fund of Canada Limited. In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by the U.S. Securities Act of 1933 or the rules and regulations thereunder.

                                              /s/ Cassels Brock & Blackwell LLP
         Toronto, Canada                          Cassels Brock & Blackwell LLP
         March 25, 2004